Exhibit 99.1

iSatori Announces Appointment of Seth Yakatan as Newest Addition to Board of Directors

Life Sciences Expert Will Help Strengthen The “IFIT” Board of Directors by Bringing Over 20 Years of Experience in Private Equity and Biotechnology Sciences.

GOLDEN, CO--(Marketwired – September 16, 2014) -  iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced it has appointed 20-year life sciences veteran, Seth Yakatan, as the sixth member of its Board of Directors.

Seth is currently Vice President of Business Development for Invion, Ltd. (ASX: IVX).  Seth brings more than 24 years of experience as a life sciences business development and corporate finance professional, actively supporting small cap and major companies in achieving corporate, financing, and asset monetization objectives. Seth began his career as a venture capital analyst with Ventana Growth Funds and Sureste Venture Management, where he gained significant experience in creating successful venture-backed life science and biotechnology companies. Prior to founding Katan Associates in 2001, Seth worked in merchant banking at the Union Bank of California, N.A., in the Specialized Lending Media and Telecommunications Group. During his six years there, he completed the placement of subordinated debt and private equity investments, exceeding $3 billion in transaction value. Seth is recognized as an expert in the valuation of life sciences companies, stemming from industry experience and academia. He has authored several publications and lectured and guest lectured at corporate workshops and universities on valuation theory and real-world practice and case studies and consulted to several state and provincial governments worldwide on commercialization and capital access initiatives. Seth holds an MBA in Finance from the University of California, Irvine, and a BA in History and Public Affairs from the University of Denver.

Stephen Adele, Chief Operating Officer of iSatori, commented, "The addition of another seasoned executive, with a history of building and/or funding exceptional life sciences companies, to the iSatori Board of Directors signals the Company's commitment to aggressively build the depth and experience base of our team. Seth's appointment comes at an exciting time as we continue to expand the product portfolio for iSatori in additional strategic markets. His broad experience creating, managing, and advising world-class life sciences companies will be invaluable as the Company introduces new innovations in nutritional supplements and continues to refine our internal development efforts as we seek to identify additional technologies and relationships which will help grow our business in the coming years."

Mr. Yakatan added, "I am thrilled to be joining iSatori at this important time in the history of this emerging growth Company as it is developing into a leader in the $35 billion nutritional supplements space. I believe their innovations, such as the category-defining Bio-Gro™ Bioactive Peptides product, has the potential to revolutionize many industries and sectors. I’m honored and humbled to join a Board of Directors as well seasoned as the one at iSatori."

About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at http://www.isatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts

iSatori, Inc.

Sue Mosebar

Corporate Communications

(303) 215-9174

pr@isatori.com